UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2022

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.10 par value per share	AZPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, we entered into a letter agreement, or the Transition Agreement, with John W. Hague, who had been serving most recently as our Executive Vice President, Operations, relating to Mr. Hague’s intention to retire effective on October 1, 2022. Except as described below, the terms of our existing executive retention agreement with Mr. Hague will remain and continue in effect.

Under the Transition Agreement, Mr. Hague will serve as Executive Vice President, with primary responsibilities to be assigned by our Chief Executive Officer. From April 21, 2022 through October 1, 2022, Mr. Hague’s current compensation, annual target bonus opportunity and benefits will continue and his currently outstanding equity grants will continue to vest in accordance with their terms. Mr. Hague will also receive, by no later than May 1, 2022, a restricted stock unit grant with a value of $500,000, or the Transition RSU, which will vest in 16 equal end-of-quarter installments beginning on June 30, 2022, subject to acceleration of vesting as described below.

In addition, Mr. Hague will be entitled to receive on October 1, 2022 (subject to his continued employment) or on such earlier date as of which his employment is terminated by us without Cause, by him with Good Reason or by reason of his death or Disability (each such capitalized term as defined in the Transition Agreement):

•accelerated vesting in full of his then-outstanding and unvested equity awards, including the Transition RSU but excluding the restricted stock unit award granted to him on October 10, 2021 (which was granted as part of a retention program adopted in connection with the strategic transaction with Emerson Electric Co.); and

•the payments and other benefits set forth in his existing executive retention agreement (except that the vesting of his October 10, 2021 retention grant, as referenced above, will not accelerate);

in each case subject to, among other requirements, Mr. Hague’s execution and non-revocation of a release of claims.

The foregoing description of the Transition Agreement is not intended to be complete and is qualified in its entirety by reference to the copy of the Transition Agreement included as Exhibit 10.1 to this report and incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1^	Letter agreement, dated April 21, 2022, between Aspen Technology, Inc and John Hague

104	Cover Page Interactive Data File (embedded within the XBRL document)

^ Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: April 27, 2022	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary